Exhibit 99.1
Contact:
Laurie W. Little
Valeant Pharmaceuticals
949-461-6002
laurie.little@valeant.com
VALEANT PHARMACEUTICALS REPORTS
FIRST QUARTER FINANCIAL RESULTS
•	Revenue up 17%, 36% at constant exchange rates

•	GAAP EPS $0.37, adjusted Cash EPS $0.46

•	Cash Flow from operations $51 million

•	Increased guidance for 2009, Cash EPS to $1.70 — 1.90
     ALISO VIEJO, Calif., May 5, 2009 — Valeant Pharmaceuticals International (NYSE: VRX) today announced first quarter financial results for 2009.
     “This quarter demonstrated the strength of our core businesses and their product portfolios,” stated J. Michael Pearson, chairman and chief executive officer. “The impact of the business changes implemented last year can begin to be seen in these financial results and show both the top line growth and the earnings potential of our various businesses.”
Revenues:
     Total revenue was $177.9 million in the first quarter of 2009 as compared to $152.0 million in the first quarter of 2008, an increase of 17%.
     Specialty Pharmaceutical product sales were $86.3 million in the first quarter of 2009, as compared to $80.0 million in the first quarter of 2008, an increase of 8% primarily due to product sales of $11.4 million from acquisitions completed in 2008, partially offset by $8.1 million of generic erosion in Efudex and by unfavorable currency fluctuations. At constant exchange rates, specialty pharmaceutical product sales in the first quarter of 2009 increased 14% as compared to the first quarter of 2008. Product sales in the first quarter of 2008 included $3.5 million from operations divested later in 2008. Excluding the impact of acquisitions, divestitures and currency, specialty pharmaceutical product sales increased 5%.
     Product sales in Branded Generics — Latin America in the 2009 first quarter increased 47% to $31.2 million as compared to $21.2 million in the same period in 2008. Product sales in the first quarter of 2008 were adversely affected by issues in our Mexican operations which have been addressed as a result of our turnaround plan. Product sales in the first quarter of 2009 were impacted by unfavorable currency fluctuations of $10.1 million as compared to the first quarter of 2008. At constant exchange rates, product sales in Latin America in the first quarter of 2009 increased 94% as compared to the first quarter of 2008.
     Product sales in Branded Generics — Europe were $35.3 million in the 2009 first quarter as compared to $38.0 million in the same period in the prior year, a decrease of 7% due to unfavorable currency fluctuations of $13.9 million. At constant exchange rates, product sales in the first quarter of 2009 increased 30% as compared to the first quarter in 2008.
     In December 2008, as part of our acquisition of Dow Pharmaceutical Sciences, Inc., (Dow), we acquired a services business that works with external sponsors for the formulation and development of topical therapies. Service revenue generated by Dow was $6.7 million in the first quarter of 2009. No service revenue was recorded in the same period in 2008.
     Total alliance revenue, including $3.3 million in revenue from the GlaxoSmithKline (GSK) collaboration and $1.9 million from dermatology royalties related to the Dow acquisition, increased 44% to $18.4 million in the first quarter of 2009 as compared to $12.8 million in the first quarter of 2008.
Operating Expenses/Earnings:
     The company’s cost of goods sold was 26% for both the first quarter of 2009 and the first quarter of 2008. The company’s cost of services was 64% for the first quarter of 2009, while no cost of services was recorded for the first quarter of 2008.
     Selling, General and Administrative expenses decreased 8% in the first quarter of 2009 to $64.2 million as compared to $69.4 million in the first quarter of 2008, primarily attributable to the benefit of cost reduction activities, and to a lesser extent exchange rates, partially offset by SG&A at newly acquired Coria Laboratories Ltd., DermaTech Pty Ltd and Dow. First quarter 2009 SG&A charges included a $1.7 million write-down of an investment and a $1.6 million transfer tax.
     Research and development costs decreased 70% to $8.7 million in the first quarter of 2009 as compared to $29.3 million reported in the same period in 2008. This decrease is due to the effect of the GSK collaboration, cost reduction efforts, our ability to leverage Dow Services and the timing of certain clinical trial activities. Under collaboration accounting, R&D spending in the quarter on the GSK collaboration was offset by a credit from the initial upfront payment.
     Income from continuing operations was $30.8 million for the first quarter of 2009, or $0.37 per diluted share as compared to income from continuing operations of $2.5 million, or $0.03 per diluted share for the first quarter of 2008. On a non-GAAP Cash EPS basis, adjusted income from continuing operations was $38.1 million, or $0.46 per diluted share, in the first quarter of 2009 as compared to $7.0 million, or $0.08 per diluted share, in the first quarter of 2008.
     Cash flow from operations for the first quarter of 2009 was $51.1 million.

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2009 Guidance
     The company has provided an update to its previous Cash EPS target and is now targeting Cash EPS between $1.70 and $1.90 in 2009, up from the prior guidance of $1.35 to $1.60. The calculation of Cash EPS excludes acquired IPR&D, restructuring costs, asset impairments and dispositions, amortization expense, and the tax effect of such changes, and the new non-cash accounting charge for interest on the convertible debt related to FSP APB 14-1.
GSK Collaboration Update
     The company, along with its collaboration partner, GSK, is currently targeting a third quarter 2009 New Drug Application (NDA) submission and is committed to completing this event in 2009. The Marketing Authorization Application (MAA) submission is targeted for one month later.
     “GSK is committed to submitting an NDA for retigabine as expeditiously as possible and our GSK - Valeant team is currently working diligently to compile a high quality file,” stated Atul Pande, senior vice president and Medicines Development Center Head for Neurosciences at GlaxoSmithKline. “I am pleased to report that we are making excellent progress in this regard and I look forward to both the NDA and MAA being submitted to the regulatory authorities later this year.”
     Upcoming scientific forums where representatives from GSK and Valeant will be in attendance to discuss retigabine include the MOA Preclinical Roundtable Meeting in New York on June 5, 2009, the International Epilepsy Congress (IEC) in Budapest on June 28, 2009 and the European Federation of Neurological Societies (EFNS) in Florence, September 12-15, 2009.
Conference Call and Webcast Information:
     Valeant will host a conference call and a live Internet webcast along with a slide presentation today at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss its 2009 first quarter results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 94235206. International callers should dial (973) 200-3961, confirmation code 94235206. A replay will be available approximately two hours following the conclusion of the conference call through May 12, 2009 and can be accessed by dialing (800) 642-1687, or (706) 645-9291, confirmation code 94235206. The company will webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE:VRX) is a multinational specialty pharmaceutical company that develops and markets a broad range of pharmaceutical products primarily in the areas of neurology and dermatology. More information about Valeant can be found at www.valeant.com.

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Forward-looking Statements:
     This press release contains forward-looking statements, including, but not limited to, statements regarding guidance with respect to expected non-GAAP cash earnings per share and the growth and future development of the company. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, risks and uncertainties related to the company’s ability to realize the benefits of its strategic restructuring plan, market conditions, currency fluctuations and other risks and uncertainties as set forth under the caption Risk Factors in the company’s most recent annual or quarterly report filed with the SEC, which factors are incorporated herein by reference. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
Non-GAAP Information:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development, restructuring, amortization, APB 14-1 interest, gain or loss on early extinguishment of debt, and certain taxes. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. The company has provided guidance with respect to Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding acquired in-process research and development, restructuring assets impairments and dispositions, amortization expense, APB 14-1 interest, gain or loss on early extinguishment of debt and the tax effect of such charges. The company has not provided a reconciliation of these forward-looking non-GAAP financial measures due to the difficulty in forecasting and quantifying the exact amount of the restructuring charge and the related tax benefits that will be included in the comparable GAAP measures.

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Financial Tables, including a reconciliation of GAAP to non-GAAP financial measures, follow.
###

5

Table 1
Valeant Pharmaceuticals International
Statement of Income
For the Three Months Ended March 31, 2009 and 2008

	Three Months Ended
	March 31,
(In thousands, except per share data)	2009	2008	% Change

Product sales	$152,833	$139,210	10%
Service revenue	6,738	—
Alliance revenue (a)	18,352	12,773	44%

Total revenues	177,923	151,983	17%

Cost of goods sold	39,697	35,755	11%
Cost of services	4,326	—
Selling, general and administrative (“SG&A”)	64,216	69,439	-8%
Research and development costs, net	8,734	29,294	-70%
Restructuring, asset impairments and dispositions	1,211	(13,190)	-109%
Amortization expense	17,004	13,329	28%

	135,188	134,627	0%

Income from operations	42,735	17,356

Interest expense, net	(6,179)	(8,660)
Gain on early extinguishment of debt	4,599	—
Other income (expense), net including translation and exchange	1,211	(1,533)

Income from continuing operations before income taxes	42,366	7,163

Provision for income taxes	11,569	4,659

Income from continuing operations	30,797	2,504

Income from discontinued operations, net	398	3,293

Net income	31,195	5,797

Earnings per share:

Basic:
Income from continuing operations	$0.37	$0.03
Discontinued operations	0.01	0.03

Basic earnings per share	$0.38	$0.06

Shares used in per share computation	82,548	89,590

Diluted:
Income from continuing operations	$0.37	$0.03
Discontinued operations	—	0.03

Diluted earnings per share	$0.37	$0.06

Shares used in per share computation	83,402	90,212

(a)	Alliance revenue for the three months ended March 31, 2009 and March 31, 2008 relates to ribavirin royalty of $13.2 million and $12.8 million respectively, alliance revenue from the GSK collaboration of $3.3 million and dermatology royalties of $1.9 million in the three months ended March 31, 2009.

Table 2
Valeant Pharmaceuticals International
Reconciliation of GAAP EPS to Cash EPS
For the Three Months Ended March 31, 2009 and 2008

	Three Months Ended
	March 31,
(In thousands, except per share data)	2009	2008

Income from continuing operations	$30,797	$2,504

Non-GAAP adjustments (a):
Restructuring, asset impairments and dispositions	1,211	(13,190)
Amortization expense	17,004	13,329

	18,215	139
FSP APB 14-1 interest	3,479	3,654
Gain on early extinguishment of debt	(4,599)	—
Tax	(9,837)	671

Total adjustments	7,258	4,464

Adjusted income from continuing operations	$38,055	$6,968

GAAP earnings per share — diluted	$0.37	$0.03

Cash earnings per share — diluted	$0.46	$0.08

Shares used in diluted per share calculation — GAAP earnings per share	83,402	90,212

Shares used in adjusted diluted per share calculation — Cash earnings per share	83,402	90,212

(a)	To supplement the financial measures prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as restructuring, asset impairments & dispositions, amortization expense, FSP APB 14-1 interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
This table includes Cash Earnings Per Share, which is a non-GAAP financial measure that represents earnings per share, excluding restructuring, asset impairments & dispositions, amortization expense, FSP APB 14-1 interest, gain on early extinguishment of debt and the non-GAAP tax effect of such charges.

Valeant Pharmaceuticals International Statement of Revenue — by Segment For the Three Months Ended March 31, 2009 and 2008 (In thousands)	Table 3

	Three Months Ended
	March 31,
			%
	2009	2008	Change
Revenue
Specialty pharmaceuticals
U.S.
Dermatology (a)	$30,968	$27,633	12%
Neurology & Other	36,011	30,930	16%

Total U.S. (a)	66,979	58,563	14%
Canada	14,488	13,713	6%
Australia (a)	4,846	4,234	14%

	86,313	76,510	13%
Divested business	—	3,504

Specialty pharmaceuticals product sales	86,313	80,014	8%
Services and alliance revenue	11,905	—

Total specialty pharmaceuticals revenue	98,218	80,014	23%

Branded generics — Latin America product sales	31,182	21,243	47%
Branded generics — Europe product sales	35,338	37,953	-7%

Alliances (ribavirin royalties)	13,185	12,773	3%

Total revenue	$177,923	$151,983	17%

Total product sales included above	$152,833	$139,210	10%
     Currency impact and revenue excluding currency impact (b)(c)

	Three Months Ended
	March 31,
		2009
	2009	excluding
	currency	currency		%
	impact	impact	2008	Change

Specialty pharmaceuticals
U.S.	$—	$66,979	$58,563	14%
Canada	3,412	17,900	13,713	31%
Australia	1,766	6,612	4,234	56%

	5,178	91,491	76,510	20%
Divested business	—	—	3,504

Specialty pharmaceuticals product sales	5,178	91,491	80,014	14%
Services and alliance revenue	266	12,171	—

Total specialty pharmaceuticals revenue	5,444	103,662	80,014	30%

Branded generics — Latin America product sales	10,068	41,250	21,243	94%
Branded generics — Europe product sales	13,915	49,253	37,953	30%

Alliances (ribavirin royalties)	—	13,185	12,773	3%

Total revenue	$29,427	$207,350	$151,983	36%

Total product sales included above	$29,161	$181,994	$139,210	31	%(d)

(a)	Product sales in the U.S. and Australia in the three months ended March 31, 2009 include the sales of products acquired in the fourth quarter of 2008 from Coria in the U.S. and DermaTech in Australia of $9.9 million and $1.5 million, respectively.

(b)	Note: Currency effect for constant currency sales is determined by comparing 2009 reported amounts adjusted to exclude currency impact, calculated using 2008 monthly average exchange rates, to the actual 2008 reported amounts. Constant currency sales is not a GAAP-defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.

(c)	See footnote (a) to Table 2.

(d)	Product sales excluding currency impact, and sales of products acquired from Coria and DermaTech grew 23% for the three months ended March 31, 2009.

Table 4
Valeant Pharmaceuticals International
Statement of Cost of Goods Sold and Non-GAAP Operating Income — by Segment
For the Three Months Ended March 31, 2009 and 2008
(In thousands)

	Three Months Ended
	March 31,
	2009	% of product sales	2008	% of product sales
Cost of goods sold
Specialty pharmaceuticals	$15,363	18%	$13,499	17%
Branded generics — Latin America	7,898	25%	9,028	42%
Branded generics — Europe	16,417	46%	13,162	35%

Corporate	19		66

	$39,697	26%	$35,755	26%

     Non-GAAP operating income excluding currency impact (a)(b)

	Three Months Ended
	March 31,
	2009	% of revenue	2009 currency impact	2009 excluding currency impact	% of revenue	2008	% of revenue
Specialty pharmaceuticals	$44,241	45%	$2,220	$46,461	45%	$8,377	10%
Branded generics — Latin America	12,988	42%	4,406	17,394	42%	(1,389)	-7%
Branded generics — Europe	9,098	26%	3,323	12,421	25%	13,019	34%

	66,327	40%	9,949	76,276	39%	20,007	14%

Alliances & Corporate	(5,377)		—	(5,377)		(2,512)

	$60,950	34%	$9,949	$70,899	34%	$17,495	12%

(a)	See footnote (a) to Table 2 and footnote (b) to Table 3.

(b)	Non-GAAP operating income of $61.0 million for the three months ended March 31, 2009 excludes the following GAAP items from GAAP operating income of $42.7 million: restructuring, asset impairments & dispositions of $1.2 million and amortization expense of $17.1 million. Non-GAAP operating income of $17.5 million for the three months ended March 31, 2008 excludes the following GAAP items from GAAP operating income of $17.4 million: restructuring, asset impairments & dispositions of ($13.2) million and amortization expense of $13.3 million.

Table 5
Valeant Pharmaceuticals International
Consolidated Balance Sheet and Other Data
(In thousands)

	As of	As of
	March 31,	December 31,
	2009	2008
Cash

Cash and cash equivalents	$139,909	$199,582
Marketable securities	5,930	19,193

Total cash and marketable securities	$145,839	$218,775

	Three Months Ended
	March 31,
	2009	2008
Other Data
Cash flow provided by (used in):

Operating activities, continuing operations	$51,099	$50,426
Operating activities, discontinued operations	(2,149)	(7,457)
Investing activities (a)	(36,566)	136,505
Financing activities (a)	(57,014)	(348)
Effect of exchange rate changes on cash and cash equivalents (a)	(15,043)	9,606

Net increase (decrease) in cash and cash equivalents (a)	(59,673)	188,732
Net decrease in marketable securities (a)	(13,263)	(30,960)

Net increase (decrease) in cash and marketable securities (a)	$(72,936)	$157,772

(a)	Includes results from discontinued operations.

Three months ended
March 31, 2009
GSK Collaboration — Retagibine

Valeant SG&A	$149
Valeant R&D	7,947

8,096
GSK incurred cost	5,303

$13,399

Equalization (difference between individual partner costs and 50% of total)	$1,397

	Three months ended March 31, 2009
	Balance sheet	Alliance revenue	SG&A	R&D
Accounting impact

Upfront payment from GSK	$125,000	$—	$—	$—
Release from upfront payment in prior quarter	(10,909)	—	—	—
Incurred cost in current quarter	—		149	7,947
Release from upfront payment in current quarter	(10,017)	(3,318)	(387)	(6,312)

Remaining upfront payment from GSK	$104,074

Equalization receivable from GSK	$1,397	—	238	(1,635)

		$(3,318)	$—	$—